UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Under §240.14a-12

Capital Properties, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CAPITAL PROPERTIES, INC.

5 Steeple Street, Unit 303

Providence, Rhode Island 02903

April 8, 2020

Dear Shareholder:

Enclosed please find a Press Release announcing that in light of the COVID-19 epidemic, the Company’s in-person Annual Shareholder meeting scheduled for April 28, 2020 at 9:00 a.m. will go forward but as a virtual meeting. The Press Release contains instructions which will permit you to join and participate in the meeting, and to vote your shares, if you have not already done so. The instructions contained in the Press Release make reference to a control number. Enclosed is a new proxy containing a control number (the number below your account number) which must be used in accordance with the instructions contained in the Press Release to gain access to the meeting. IF YOU HAVE ALREADY VOTED YOUR SHARES, YOU NEED NOT VOTE THEM AGAIN; NOR DO YOU NEED TO ATTEND THE MEETING.

If you have any questions, please feel free to contact Susan Johnson at the Company (401) 435-7171 or sjohnson@cappropinc.com

Very truly yours,

/s/ Robert H. Eder

Robert H. Eder, Chairman

Enclosure

Capital Properties, Inc.

5 Steeple Street, Unit 303

Providence, RI 02914

Phone: 401.435-7171

Fax: 401.435-7179

PRESS RELEASE

April 8, 2020

Capital Properties, Inc. to Hold Virtual Annual Shareholders Meeting on Tuesday, April 28, 2020 at 9:00 a.m. Eastern Time

FOR IMMEDIATE RELEASE

Providence, Rhode Island – Capital Properties, Inc. (OTCQX: CPTP) announced that, due to the public health and safety concerns related to the coronavirus (COVID-19) pandemic and recommendations from federal and state authorities, its 2020 Annual Meeting of Shareholders (Annual Meeting) will be a virtual (telephonic) meeting rather than an in-person meeting, as previously announced. Shareholders will not be able to attend the Annual Meeting in person.

The Annual Meeting will be held on Tuesday, April 28, 2020 at 9:00 a.m. Eastern Time, as previously scheduled. Telephonic access to the meeting will begin at 8:45 a.m. Eastern Time. As described in the proxy materials for the Annual Meeting previously distributed, shareholders as of the close of business on March 2, 2020, the record date, are entitled to participate in the Annual Meeting.

Attending the Virtual Meeting as a Shareholder of Record

If you were a shareholder of record as of March 2, 2020 (i.e., you held your shares in your own name as reflected in the records of our transfer agent, American Stock Transfer (“AST”), you can attend the meeting by accessing https://web.lumiagm.com/229041071 (“Portal”). In order to gain access, you must click the “I have a login,” enter the control number found on your new proxy card (the number below your account number), voting instruction form or notice you previously received and enter the password “cpi2020” (the password is case sensitive). If you would prefer to participate by telephone, please call 1-888-405-7434 and follow the instructions. Have your new proxy cards available when you call.

Registering to Attend the Annual Meeting as a Beneficial Owner

If you are a beneficial owner of record as of March 2, 2020 (i.e., you held your shares in an account at a brokerage firm, bank or other similar agent), you will need to obtain a valid proxy from your broker, bank or agent. Once you have received a valid proxy from your broker, bank or other agent, executed in your favor, from the holder of record, and have submitted proof of your legal proxy reflecting the number of shares of Capital Properties, Inc. Class A common stock you held as of the record date, along with your name and email address, and a request for registration to American Stock Transfer & Trust Company, LLC either by: (1) by email to proxy@astfinancial.com; (2) by facsimile to 718-765-8730 or by mail to American Stock Transfer & Trust Company, LLC , ATTN: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received by American Stock Transfer & Trust Company, LLC no later than 5 PM Eastern Time on April 13, 2020. You will then receive a confirmation of your registration, with a control number, by email from AST.

Asking questions

If you are attending the meeting as a shareholder of record or registered beneficial owner, questions can be submitted through the Portal and by telephone.

Voting Shares

If you have not already voted your shares in advance, you will be able to vote your shares electronically during the Annual Meeting through the Portal. You will not be able to vote your shares if you participate by telephone.

Whether or not you plan to attend the Annual Meeting, if you have not previously voted, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.

The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

About Capital Properties, Inc.

Capital Properties, Inc. and its subsidiary’s principal business consist of the long-term leasing of certain of its real estate interests in downtown Providence, Rhode Island for commercial development and the leasing of locations along interstate and primary highways in Rhode Island and Massachusetts for outdoor advertising purposes.

CONTACT:

Susan R. Johnson, Treasurer

401-435-7171

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